SECRETARY OF STATE

                                     [SEAL]

                                 STATE OF NEVADA


                                CORPORATE CHARTER







I, DEAN HELLER, Secretary of State of the State of Nevada, do hereby certify that BAD TOYS, INC. did on the TWENTY-FIRST day of APRIL, 1995 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.





                                                     IN WITNESS WHEREOF,  I have
                                                     hereunto  set my  hand  and
                                                     affixed  the Great  Seal of
                                                     State,  at  my  office,  in
                                                     Carson City,  Nevada,  this
                                                     TWENTY-FIRST  day of APRIL,
                                                     1995.



                                                     /s/ Dean Heller
                                                         Secretary of State



                                                     By /s/ Kari Rhodes
                                                            Certification Clerk

[SEAL]

                                                                       Exhibit 3
                                                               Page 1 of 4 Pages

                   FILED
            IN THE OFFICE OF THE
         SECRETARY OF STATE OF THE
              STATE OF NEVADA
                APR 21 1995
                 No 6668-95
              /s/ Dean Heller
      DEAN HELLER, SECRETARY OF STATE


                            ARTICLES OF INCORPORATION
                                       OF
                                 BAD TOYS, INC.

         FIRST:  The name of the corporation is Bad Toys, Inc.

         SECOND: Its registered office in the State of Nevada is located at 510 South Eighth Street, Las Vegas, Nevada 89101. The name of its resident agent at that address is Dean Kajioka, Esq.

         THIRD: The total number of shares which the corporation is authorized to issue is Ten Million Shares (10,000,000), each of such shares shall have a par value of One Cent ($0.01).

         FOURTH: The governing board of this corporation shall be known as directors and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

         The names and addresses of the first board of directors, which shall be three (3) in number, are as follows:

                  NAME                              ADDRESS
                  ----                              -------
                  Larry N. Lunan                    1501 Anita Lane
                                                    Newport Beach, CA 92660

                  Roger Warren                      1520 Nutmeg Place #207
                                                    Costa Mesa, CA 92626

                  Jay Berger                        26691 Plaza Drive, Suite 140
                                                    Mission Viejo, CA 92691

         FIFTH: The name and address of each of the incorporators signing the articles of incorporation are as follows:

                  NAME                               ADDRESS

                  R. C. Mindlin                      818 West Seventh Street
                                                     Los Angeles, CA 90017

         SIXTH: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Nevada.

         SEVENTH: To the fullest extent permitted by Chapter 78 of the Nevada Revised Statutes as the same exists or may hereafter be

                                                                       Exhibit 3
                                                               Page 2 of 4 Pages
amended, an officer or director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages due to breach of fiduciary duty as such officer or director.

         I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hand this 21st day of April, 1995.



                                                /s/ R. C. Mindlin
                                                --------------------------------
                                                R. C. Mindlin, Sole Incorporator

                                                                       Exhibit 3
                                                               Page 3 of 4 Pages

STATE OF                            )
                                    ) SS.
COUNTY OF                           )

         On this 21st day of April 1995, before me, James R. Nelson, a Notary Public, personally appeared R. C. Mindlin, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed this instrument.

                                              WITNESS my hand and official seal.

[Notarial Seal]

                                              /s/ James R. Nelson
                                              -------------------------------
                                               Notary Public







                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                BY RESIDENT AGENT


         I, Dean Kajioka, Esq., hereby accept the appointment as Resident Agent of the above named corporation.



                                /s/ Dean Kajioka
                              ---------------------
                                 Resident Agent

By:  Dean Kajioka, Esq.                                           Date:  3/31/95

                                                                       Exhibit 3
                                                               Page 4 of 4 Pages